NEUBERGER BERMAN INCOME FUNDS

                    AMENDED AND RESTATED MULTIPLE CLASS PLAN
                             PURSUANT TO RULE 18F-3

     Neuberger Berman Income Funds ("Trust") hereby adopts this Amended and Restated Multiple Class Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended ("1940 Act") on behalf of its current series and any series that may commence operations in the future (each a "Series").

A.   GENERAL DESCRIPTION OF CLASSES OFFERED.

     Each Series shall have one or more of the following Classes, as may from time to time be created by the Board of Trustees of the Trust ("Board") acting pursuant to the Declaration of Trust.

     1. INVESTOR CLASS SHARES. Investor Class shares are sold to the general public and/or may be purchased through a cash sweep program for investment advisory, brokerage, certain benefit plans and other accounts managed or established at Neuberger Berman or its affiliates ("Cash Sweep Program"). They may be held directly by the beneficial owner, by a profit-sharing or retirement plan, by a brokerage firm operating a fund "supermarket" or "warehousing" program for its customers, or by the Neuberger Berman Fund Advisory Servicesm.

     Investor Class shares are subject to no front-end or back-end sales load and pay no distribution fee. Investor Class shares pay a fee for administration and certain shareholder services at an annual rate of 0.27% of average daily net assets plus an amount approved by the Board for certain technology costs, as set forth in the Administration Agreement for the Class. The Investor Class may also pay certain non-distribution expenses of participating in fund supermarket or warehousing programs or Neuberger Berman Fund Advisory Services, as may be approved from time to time by the Board.

     Shareholder services are provided to Investor Class shareholders by Neuberger Berman Management Inc. ("NBMI") and the transfer agent, or by the brokerage firm operating the fund supermarket or warehousing arrangement.

     2. TRUST CLASS SHARES. Trust Class shares are available for purchase by broker-dealers, banks, and pension administrators (collectively, "Institutions") who act as record owners on behalf of their clients and customers, who are the beneficial owners or trusts holding on behalf of the beneficial owners.

     Trust Class shares are subject to no front-end or back-end sales load. Trust Class shares pay a fee for administration and shareholder services at an annual rate of 0.50% of average daily net assets plus an amount approved by the Board for certain technology costs, as set forth in the Administration Agreement for the Class. Trust Class shares of a Series pay a fee for distribution and shareholder services at an annual rate of up to 0.10% of average daily net assets if the Trust Class of that Series has adopted a Distribution and Shareholder Services Plan pursuant to Rule 12b-1 under the 1940 Act.

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     Shareholder  services are provided to Trust Class recordholders by NBMI and the transfer agent. Shareholder services are provided to Trust Class beneficial owners (or trusts holding on behalf of beneficial owners) by the Institutions through which they hold shares.

     3. INSTITUTIONAL CLASS SHARES. Institutional Class shares are available for purchase by pension and profit-sharing plans (collectively, "Plans").

     Institutional Class shares are subject to no front-end or back-end sales load and pay no distribution fee. Institutional Class shares pay a fee for administration and shareholder services at an annual rate of 0.15% of average daily net assets plus an amount approved by the Board for certain technology costs, as set forth in the Administration Agreement for the Class.

     Shareholder services are provided to Institutional Class shareholders by NBMI and the transfer agent and, where appropriate, the recordkeeper.

     4. NEUBERGER BERMAN INVESTOR CLASS SHARES. Neuberger Berman Investor Class shares are sold to the general public. They may be held directly by the beneficial owner, by a profit-sharing or retirement plan, by a brokerage firm operating a fund "supermarket" or "warehousing" program for its customers, or by the Neuberger Berman Fund Advisory Servicesm.

     Neuberger Berman Investor Class shares pay a fee for administration and shareholder services at an annual rate of 0.27% of average daily net assets plus an amount approved by the Board for certain technology costs, as set forth in the Administration Agreement for the Class. Neuberger Berman Investor Class shares of a Series pay a fee for distribution and shareholder services at an annual rate of up to 0.25% of average daily net assets if the Neuberger Berman Investor Class of that Series has adopted a Distribution and Shareholder Services Plan pursuant to Rule 12b-1 under the 1940 Act. The Neuberger Berman Investor Class may also pay certain non-distribution expenses of participating in fund supermarket or warehousing programs or Neuberger Berman Fund Advisory Services, as may be approved from time to time by the Board.

     Shareholder services are provided to Neuberger Berman Investor Class shareholders by NBMI and the transfer agent, or by the brokerage firm operating the fund supermarket or warehousing arrangement.

     5. LEHMAN BROTHERS INSTITUTIONAL CLASS SHARES. Lehman Brothers Institutional Class shares are sold to the general public. They are available for purchase by Institutions, Plans and any client that meets the investment minimum set forth in the Series' prospectus. Lehman Brothers Institutional Class shares also may be purchased directly from Lehman Brothers, Inc.

     Lehman Brothers Institutional Class shares are subject to no front-end or back-end sales load and pay no distribution fee. Lehman Brothers Institutional Class shares pay a fee for administration and shareholder services at an annual rate of 0.15% of average daily net assets plus an amount approved by the Board for certain technology costs, as set forth in the Administration Agreement for the Class.

     Shareholder services are provided to Lehman Brothers Institutional Class shareholders by NBMI and the transfer agent. Shareholder services are provided

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to Lehman Brothers  Institutional  Class beneficial owners (or trusts holding on behalf of beneficial owners) by the Institutions through which they hold shares, and where appropriate, the recordkeeper.

     6. RESERVE CLASS SHARES. Reserve Class shares are sold to the general public and/or may be purchased through a Cash Sweep Program. They are available for purchase by Institutions, Plans and any client that meets the investment minimum set forth in the Series' prospectus. Reserve Class shares also may be purchased directly from Lehman Brothers, Inc.

     Reserve Class shares are subject to no front-end or back-end sales load. Reserve Class shares pay a fee for administration and shareholder services at an annual rate of 0.08% of average daily net assets plus an amount approved by the Board for certain technology costs, as set forth in the Administration Agreement for the Class.

     Shareholder services are provided to Reserve Class shareholders by NBMI and the transfer agent. Shareholder services are provided to Reserve Class beneficial owners (or trusts holding on behalf of beneficial owners) by the Institutions through which they hold shares, and where appropriate, the recordkeeper.

B.   EXPENSE ALLOCATIONS OF EACH CLASS

     1. Certain expenses may be attributable to a particular Class of shares ("Class Expenses"). Class Expenses are charged directly to the net assets of the particular Class and, thus, are borne on a pro rata basis by the outstanding shares of that Class. Fees and expenses that are not Class Expenses are allocated among the Classes on the basis of their respective net asset values.

     In addition to the administration, service and distribution fees described above, each Class also could pay a different amount of the following other expenses:

               (a) transfer agent fees identified as being attributable to a specific Class of shares;

               (b) stationery, printing, postage and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific Class of shares;

               (c)  Blue Sky fees incurred by a specific Class of shares;

               (d) SEC registration fees incurred by a specific Class of shares;

               (e) Trustees' fees or expenses incurred as a result of issues relating to a specific Class of shares;

               (f) accounting expenses relating solely to a specific Class of shares;

               (g) auditors' fees, litigation expenses and legal fees and expenses relating to a specific Class of shares;

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               (h)  expenses incurred in connection with  shareholders  meetings as a result of issues relating to a specific Class of shares;

               (i) expenses incurred in connection with organizing and offering to investors a new Class of shares; and

               (j) other expenses incurred attributable to a specific Class of shares.

     2. NBMI may agree to waive the fees and/or reimburse the Class Expenses of any Class of any Series.

     3. NBMI may agree to waive the fees and/or reimburse the non-Class Expenses of any Series. Such waiver or reimbursement will be allocated to each Class of the Series in the same proportion as the fee or expense being waived or reimbursed.

C.   EXCHANGE PRIVILEGES

     Investor Class shares or Neuberger Berman Investor Class shares of any Series may be exchanged for Investor Class shares or Neuberger Berman Investor Class shares of any other Series or Investor Class shares of any series of Neuberger Berman Equity Funds ("Equity Series") (except for the Neuberger Berman Real Estate Fund ("Real Estate Fund")), provided the conditions of exchange set forth in the prospectuses and statements of additional information ("SAIs") of each Series or Equity Series, as the case may be, involved in the exchange are complied with. Investor Class shares or Neuberger Berman Investor Class shares of any Series may be exchanged for Trust Class shares of the Real Estate Fund, provided that (i) NBMI is the Institution acting as the record owner on behalf of the shareholder making the exchange, and (ii) the conditions of exchange set forth in the prospectuses and SAIs of each Series or Equity Series involved in the exchange are complied with.

     Trust Class shares of any Series may be exchanged for Trust Class shares of any other Series or Equity Series, provided (i) the conditions of exchange set forth in the prospectuses and SAIs of each Series or Equity Series, as the case may be, involved in the exchange are complied with, (ii) the Institution, BD, or Plan that is the recordholder of the shares permits such an exchange, and (iii) any conditions duly established by the Institution, BD, or Plan are complied with.

     Institutional Class shares of any Series may be exchanged for Institutional Class shares of any other Series or Institutional Class shares of any Equity Series, provided that either (a)(i) NBMI or Lehman Brothers is the Institution acting as the record owner on behalf of the shareholder making the exchange, and
(ii) the conditions of exchange set forth in the prospectuses and SAIs of each Series or Equity Series involved in the exchange are complied with; or (b)(i) the conditions of exchange set forth in the prospectuses and SAIs of each Series or Equity Series, as the case may be, involved in the exchange are complied with, (ii) the Institution, BD, or Plan, as applicable, that is the recordholder of the shares permits such an exchange, and (iii) any conditions duly established by the Institution, BD, or Plan, as applicable, are complied with.

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     Reserve Class shares and Lehman Brothers  Institutional Class shares of any
Series  may  be  exchanged   for  Reserve   Class  shares  or  Lehman   Brothers
Institutional Class shares, respectively, of any other Series, provided that either (a)(i) NBMI or Lehman Brothers is the Institution acting as the record owner on behalf of the shareholder making the exchange, and (ii) the conditions of exchange set forth in the prospectuses and SAIs of each Series or Equity Series involved in the exchange are complied with; or (b)(i) the conditions of exchange set forth in the prospectuses and SAIs of each Series or Equity Series, as the case may be, involved in the exchange are complied with, (ii) the Institution, BD, or Plan, as applicable, that is the recordholder of the shares permits such an exchange, and (iii) any conditions duly established by the Institution, BD, or Plan, as applicable, are complied with.

D.   CONVERSION FEATURES

     Unless the Board approves a Plan of Share Class Conversion, there are no conversion features among the Classes.

E.   CLASS DESIGNATION

     Subject to approval by the Board, a Series may alter the nomenclature for the designations of one or more of its classes of shares.

F.   ADDITIONAL INFORMATION

     The prospectus and SAI for each Class may contain additional information about the Classes and the Trust's multiple class structure.

G.   EFFECTIVE DATE; AMENDMENTS

     This Plan was originally effective on February 9, 2001, and amended as of June 3, 2003, June 10, 2005 and December 14, 2005. Before any material amendments can be made to this Plan, a majority of the Board, and a majority of the Trustees who are not interested persons of the Trust (as defined in Section 2(a)(19) of the 1940 Act) must find that the Plan as proposed to be amended, including the expense allocation, is in the best interests of each Class individually and the Trust as a whole.


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